UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2011

CONEXANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 MacArthur Blvd., Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 483-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers.

Appointment of Chief Financial Officer

Effective September 27, 2011, the Board of Directors of Conexant Systems, Inc. (the “Company”) appointed Carl Mills as its Chief Financial Officer and Assistant Secretary. In connection with Mr. Mill’s employment with the Company, he is entitled to receive a base salary of $220,000 per year and will participate in the Company’s bonus plan beginning in fiscal year 2012, which commences in October 2011. Mr. Mills will also be eligible for reimbursement for certain expenses, including a one-time bonus of $10,000 to cover relocation expenses, up to $15,000 for the reimbursement of airfare to commute to the Company’s principal offices, and up to $2,000 per month as a rental allowance. Mr. Mills will also be eligible to participate in the Company’s benefits plans on terms that are generally available to the Company’s other executive officers.

In addition, Mr. Mills will be eligible to participate in the 2011 Incentive Compensation Plan (the “Plan”) of Conexant Holdings, Inc., which is the parent of the Company (“Parent”). Mr. Mills will initially be granted a non-qualified stock option under the Plan to purchase 500,000 shares of Class A Common Stock of Parent. The stock option will be granted pursuant to Parent’s standard form of Stock Option Agreement.

Mr. Mills, 57, has been a financial executive in technology businesses in Silicon Valley for over fifteen years, working with emerging growth companies, both publicly held and venture capital backed. During 2011, Mr. Mills served as Chief Financial Officer at SiPort, Inc., a fabless semiconductor company which was sold to Intel Corporation. During 2010, Mr. Mills served as Chief Financial Officer of UPEK, Inc., a fabless semiconductor company which was subsequently sold to AuthenTec. From 2009 to 2010, Mr. Mills was a consulting Chief Financial Officer at Teknovus, Inc., a supplier of EPON semiconductor devices which was sold to Broadcom. Prior to Teknovus, Mr. Mills was Vice President of Finance, Chief Financial Officer and Secretary of QuickLogic Corporation, a NASDAQ listed company, from 2002 to 2008. QuickLogic develops and markets low power customizable semiconductor solutions for Tablets, Smartbooks, Netbooks, Cloudbooks, Smartphones, DataCards and Mobile Enterprise products. Prior to QuickLogic, Mr. Mills was Chief Financial Officer at AltoWeb, Inc., a venture-backed software company providing a platform for delivering J2EE applications, from 2000 to 2002. Prior to AltoWeb, Mr. Mills held several positions, most recently Vice President of Finance and Chief Financial Officer, at WaferScale Integration, a venture-backed producer of peripheral integrated circuits, which was acquired by STMicroelectronics in 2000. Mr. Mills has a B.S. and an M.B.A. in Finance from Santa Clara University.

There are no family relationships between Mr. Mills and any of the Company’s officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONEXANT SYSTEMS, INC.

Dated: October 3, 2011	By:	/s/ Sailesh Chittipeddi
Sailesh Chittipeddi President and Chief Executive Officer